Exhibit 99.2
Genesee & Wyoming Inc.
Unaudited Combined Pro Forma Data
Basis of Presentation
The following unaudited pro forma combined balance sheet and statements of operations combine the historical consolidated financial statements of Genesee & Wyoming Inc. (GWI) and Rail Partners Limited Partnership and Affiliated Entities (Rail Partners). On June 1, 2005, we acquired Rail Partners which consisted of substantially all of the railroad properties of Rail Management Corporation (RMC) for $243.0 million in cash, the assumption of $1.4 million of non-interest bearing debt and $1.3 million in acquisition costs. We have recorded the acquisition using the purchase method of accounting. We funded the $243.0 million cash purchase price through a combination of our newly expanded $225.0 million senior revolving credit facility and by expanding a private placement note agreement to include $125.0 million of 10-Year Senior Floating Rate Notes.
We derived the unaudited pro forma combined balance sheet as of March 31, 2005, and statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 from our unaudited financial statements as of March 31, 2005, audited financial statements as of December 31, 2004, the unaudited financial statements of Rail Partners as of March 31, 2005 and audited financial statements of Rail Partners as of December 31, 2004.
The pro forma combined balance sheet as of March 31, 2005, gives effect to the purchase of Rail Partners using the purchase method of accounting as if the acquisition and the borrowings to finance the acquisition had been consummated on March 31, 2005. The pro forma combined statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 gives effect to the acquisition using the purchase method of accounting as if the acquisition and the borrowings to finance the acquisition had been consummated on January 1, 2004. The pro forma combined balance sheet and pro forma combined statements of operations also give effect to certain adjustments that are directly attributable to the acquisition of Rail Partners. The Rail Partners operating results reflected in these pro forma operating results include certain senior management, administrative, deferred compensation and other expenses that we do not believe will continue as ongoing expenses but do not qualify for adjustment under the treatment and presentation of pro forma financials.
The unaudited pro forma combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by our management. We are providing the pro forma combined financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined company will experience. The unaudited pro forma combined statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

Genesee & Wyoming Inc.:
Unaudited Pro Forma Financial Statements:

Pro Forma Combined Balance Sheet as of March 31, 2005	3

Pro Forma Combined Statement of Income the Quarter Ended March 31, 2005	4

Pro Forma Combined Statement of Income for the Year Ended December 31, 2004	5

Notes to Unaudited Pro Forma Combined Financial Statements	6 — 12

Genesee & Wyoming Inc. and Subsidiaries
Pro Forma Combined Balance Sheets
As of March 31, 2005
(in thousands, except share amounts)
(Unaudited)

				Adjustments for
				Entities Not	Acquisition
	GWI	RMC	Combined	Acquired	Adjustments	Pro Forma

Assets
Current assets:
Cash and cash equivalents	$24,208	$38,143	$62,351	$(1,728)	$(28,830)	$31,793
Accounts receivable, net	67,914	14,488	82,402	213	(755)	81,860
Materials and supplies	4,796	1,182	5,978	(64)	(209)	5,705
Prepaid expenses and other	7,977	180	8,157	(86)	(86)	8,071
Deferred income tax assets, net	3,191	—	3,191	—	—	3,191

Total current assets	108,086	53,993	162,079	(1,579)	$(29,880)	130,620

PROPERTY AND EQUIPMENT, net	336,106	58,561	394,667	(5,917)	132,558	521,308
INVESTMENT IN UNCONSOLIDATED AFFILIATES	135,073	—	135,073	—	—	135,073
GOODWILL	24,664	17,333	41,997	(22)	(17,120)	24,855
INTANGIBLE ASSETS, net	77,381	—	77,381	—	60,406	137,787
OTHER ASSETS, net	9,716	218	9,934	(81)	(137)	9,716

Total assets	$691,026	$130,105	$821,131	$(7,599)	$145,827	$959,359

Pro Forma Combined Balance Sheets
As of March 31, 2005
(in thousands, except share amounts)
(Unaudited)

				Adjustments for
				Entities Not	Acquisition
	GWI	RMC	Combined	Acquired	Adjustments	Pro Forma

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$4,486	$154	$4,640	$275	$(429)	$4,486
Accounts payable	67,799	10,992	78,791	(256)	795	79,330
Accrued expenses	23,910	18,008	41,918	(340)	(5,269)	36,309

Total current liabilities	96,195	29,154	125,349	(321)	(4,903)	120,125

LONG-TERM DEBT, less current portion	121,155	51,563	172,718	—	192,840	365,558
DEFERRED INCOME TAX LIABILITIES, net	52,212	351	52,563	—	(351)	52,212
DEFERRED ITEMS — grants from governments agencies	46,677	—	46,677	—	—	46,677
DEFERRED GAIN – sale-back	3,424	—	3,424	—	—	3,424
OTHER LONG-TERM LIABILITIES	14,743	—	14,743	—	—	14,743
MINORITY INTEREST	3,440	628	4,068	—	(628)	3,440

STOCKHOLDERS’ EQUITY:
Class A, common stock	280	—	280	—	—	280
Class B common stock	27	—	27	—	—	27
Additional paid-in capital	161,973	48,409	210,382	(7,278)	(41,131)	161,973
Retained earnings	178,954	—	178,954	—		178,954
Accumulated other comprehensive income	25,436	—	25,436	—	—	25,436
Less treasury stock at cost	(12,983)	—	(12,983)	—	—	(12,983)
Less restricted stock, net	(507)	—	(507)	—	—	(507)

Total stockholders’ equity	353,180	48,409	401,589	(7,278)	(41,131)	353,180

Total liabilities and stockholders’ equity	$691,026	$130,105	$821,131	$(7,599)	$145,827	$959,359

Genesee & Wyoming Inc. and Subsidiaries
Pro Forma Combined Statement of Income
For the Quarter Ended March 31, 2005
(in thousands, except share amounts)
(Unaudited)

				Adjustments for
				Entities Not	Acquisition
	GWI	RMC	Combined	Acquired	Adjustments	Pro Forma

OPERATING REVENUES	$84,081	$15,438	$99,519	$(24)	$—	$99,495

OPERATING EXPENSES	69,821	10,308	80,129	87	(28)	80,188

INCOME FROM OPERATIONS	14,260	5,130	19,390	(111)	28	19,307

Interest expense	(2,119)	(1,000)	(3,119)	(2)	(1,662)	(4,783)
Other income, net	97	234	331	(9)	—	322

Income from operations before income taxes and equity earnings	12,238	4,364	16,602	(122)	(1,634)	14,846

Provision for income taxes	3,716	—	3,716	—	1,762	5,478

Income before equity earnings	8,522	4,364	12,886	(122)	(3,396)	9,368
Equity in net income of international affiliates:
Australian Railroad Group	2,291	—	2,291	—	—	2,291
South America	87	—	87	—	—	87

Income from continuing operations	$10,900	$4,364	$15,264	$(122)	$(3,396)	$11,746

Basic earnings per common share	$0.45	$0.18	$0.63	$0.00	$(0.14)	$0.49

Weighted average shares	24,418	24,418	24,418	24,418	24,418	24,418

Diluted earnings per common share	$0.39	$0.16	$0.55	$0.00	$(0.12)	$0.43

Weighted average shares and equivalents	27,659	27,659	27,659	27,659	27,659	27,659

Genesee & Wyoming Inc. and Subsidiaries
Pro Forma Combined Statement of Income
For the Year Ended December 31, 2004
(in thousands, except share amounts)
(Unaudited)

				Adjustments for
				Entities Not	Acquisition
	GWI	RMC	Combined	Acquired	Adjustments	Pro Forma

OPERATING REVENUES	$303,784	$57,060	$360,844	$(153)	$—	$360,691

OPERATING EXPENSES	253,745	40,000	293,745	638	(244)	294,139

INCOME FROM OPERATIONS	50,039	17,060	67,099	(791)	244	66,552

Interest expense	(11,142)	(4,019)	(15,161)	—	(6,289)	(21,450)
Other income, net	(131)	556	425	(136)	—	289

Income from operations before income taxes and equity earnings	38,766	13,597	52,363	(927)	(6,045)	45,391

Provision for income taxes	16,059	—	16,059	—	2,394	18,453

Income before equity earnings	22,707	13,597	36,304	(927)	(8,439)	26,938
Equity in net income of international affiliates:
Australian Railroad Group	14,235	—	14,235	—	—	14,235
South America	677	—	677	—	—	677

Income from continuing operations	$37,619	$13,597	$51,216	$(927)	$(8,439)	$41,850

Preferred stock dividends and cost accretion	479	—	479	—	—	479

Income from continuing operations available to common stockholders	$37,140	$13,597	$50,737	$(927)	$(8,439)	$41,371

Basic earnings per common share	$1.54	$0.56	$2.10	$(0.04)	$(0.35)	$1.71

Weighted average shares	24,138	24,138	24,138	24,138	24,138	24,138

Diluted earnings per common share	$1.36	$0.50	$1.86	$(0.03)	$(0.31)	$1.52

Weighted average shares and equivalents	27,402	27,402	27,402	27,402	27,402	27,402

NOTE 1. Pro forma balance sheet
The “RMC” column reflects the actual March 31, 2005 balances of Rail Partners Limited Partnership and Consolidated Entities and Rail Management Corporation combined.
The “Adjustments for Entities Not Acquired” column reflects carve out of the actual March 31, 2005 balances of RMC properties not acquired by us as identified in the following table (in thousands):

RAIL PARTNERS LIMITED PARTNERSHIP AND CONSOLIDATED ENTITIES, AND RAIL
MANAGEMENT CORPORATION COMPARISON OF CONSOLIDATED ENTITY FINANCIALS TO CARVE OUT FINANCIALS
3/31/2005

	TOTAL	ENTITIES	ENTITIES
	3/31/2005	ACQUIRED	NOT ACQUIRED
Assets
Current Assets
Cash	38,142,778	36,414,816	1,727,962
Accounts receivable	14,487,964	14,700,871	(212,907)
Inventories	1,181,576	1,181,576	—
Prepaid expenses	180,452	116,915	63,537

Total current assets	53,992,770	52,414,178	1,578,592

Property and Equipment — Net	58,560,807	52,644,117	5,916,690

Other Assets
Goodwill, net of accumulated amortization of $6,566,576	17,333,250	17,311,000	22,250
Other assets, net of accumulated amortization	218,151	136,628	81,523

Total other assets	17,551,401	17,447,628	103,773

Total assets	130,104,978	122,505,923	7,599,055

Liabilities and Owners’ Capital
Current Liabilities
Current maturities of long-term debt	153,916	428,916	(275,000)
Accounts payable	10,992,017	10,735,922	256,095
Accrued liabilities	18,007,932	17,667,976	339,956

Total current liabilities	29,153,865	28,832,814	321,051

Long-Term Debt	51,562,688	51,562,688	—

Deferred Income Taxes	351,343	351,343	—

Total liabilities	81,067,896	80,746,845	321,051

Minority Interest	627,928	627,928	—

Commitments and Contingencies

Owners’ Capital	48,409,154	41,131,150	7,278,004

Total liabilities and capital	130,104,978	122,505,923	7,599,055

The “Acquisition Adjustments” column reflects the following purchase price allocation (in thousands):

Purchase Price:
Cash paid from proceeds of debt	$243,000
Debt assumed in acquisition	1,403
Acquisition costs (accounts payable)	1,273
Working capital adjustment (accounts payable)	123

Total	$245,799

Asset Allocation:
Property and equipment ($52,644 existing Rail Partners assets plus revaluation of $132,558)	$185,202
Intangible assets (customer contracts with a weighted average life of 27.5 years)	60,406
Goodwill	191
The “Acquisition Adjustments” column also reflects the following adjustments to eliminate assets and liabilities not assumed in the acquisition (in thousands):

Eliminate current liabilities for debt, compensation plans and discontinued operations	$6,299
Eliminate inventory of discontinued operations	(209)
Eliminate receivables of discontinued operations	(755)
Eliminate prepaid expenses of discontinued operations	(86)
Eliminate excess cash	(28,835)
Eliminate existing goodwill	(17,311)
Eliminate other assets	(137)
Eliminate debt	51,563
Eliminate deferred income taxes	351
Eliminate minority interest	628
Eliminate Rail Partners capital	41,131
The purchase price includes $243.0 million paid in cash to RMC, $1.4 million of debt assumed from RMC, a $130,000 working capital adjustment to be paid to RMC, and $1.3 million of acquisition costs. We funded the $243.0 million cash purchase price through a combination of our newly expanded $225.0 million senior revolving credit facility and by expanding a private placement note arrangement with $100.0 million 10-Year Senior Notes and $25.0 million of 7-Year Senior Floating Notes. The revaluation of the property and equipment was based on independent appraisals.
The acquisition of Rail Partners was accounted for under the purchase method of accounting. Accordingly, no current or deferred tax assets or liabilities were assumed in the acquisition because the book basis and tax basis of all assets and liabilities were equal. The total purchase cost of the acquisition was allocated to the assets acquired and liabilities assumed based on available information and certain assumptions that we believe to be reasonable with regard to their respective fair values. Changes to these original estimates are not expected to be material.

NOTE 2. Pro forma statements of income
The “RMC” column reflects the actual March 31, 2005 and December 31, 2004 balances of Rail Partners Limited Partnership and Consolidated Entities and Rail Management Corporation combined.
The “Adjustments for Entities Not Acquired” column reflects carve out of the actual March 31, 2005 and December 31, 2004 operations of RMC properties not acquired by us as identified in the following tables (in thousands):
RAIL PARTNERS LIMITED PARTNERSHIP AND CONSOLIDATED ENTITIES, AND RAIL
MANAGEMENT CORPORATION
COMPARISON OF CONSOLIDATED ENTITY FINANCIALS TO CARVE OUT FINANCIALS
3/31/2005

			Net
	TOTAL	CARVE OUT	Carve-Out
	3/31/2005	3/31/2005	Adjustment

Revenues	15,438,493	15,414,493	24,000

Operating Expenses
General and administrative	2,681,626	2,965,388	(283,762)
Employment expenses	2,385,161	2,385,161	—
Repairs, maintenance, derailment and fuel	3,123,662	3,123,662	—
Car hire and operating lease expense	439,451	439,451	—
Depreciation/Amortization	1,678,248	1,481,499	196,749

Total operating expenses	10,308,148	10,395,161	(87,013)

Operating Income	5,130,345	5,019,332	111,013

Other Income (Expense)
Interest income	188,930	177,514	11,416
Interest expense	(1,000,000)	(1,002,266)	2,266
Other	44,648	47,148	(2,500)

Total other expense – net	(766,422)	(777,604)	11,182

Income from continuing operations	4,363,923	4,241,728	122,195

RAIL PARTNERS LIMITED PARTNERSHIP AND CONSOLIDATED ENTITIES, AND RAIL
MANAGEMENT CORPORATION
COMPARISON OF CONSOLIDATED ENTITY FINANCIALS TO CARVE OUT FINANCIALS
12/31/2004

			Net
	TOTAL	CARVE OUT	Carve-Out
	3/31/2005	3/31/2005	Adjustment

Revenues	57,060	56,907	(153)

Operating Expenses
General and administrative	10,364	11,800	1,436
Employment expenses	9,554	9,554	—
Repairs, maintenance, derailment and fuel	11,861	11,861	—
Car hire and operating lease expense	1,587	1,587	—
Depreciation/Amortization	6,634	5,836	(798)

Total operating expenses	40,000	40,638	638

Operating Income	17,060	16,269	(791)

Other Income (Expense)
Interest income	440	419	(21)
Interest expense	(4,019)	(4,019)	—
Other	115	—	115

Total other expense — net	(3,464)	(3,600)	(136)

Income from continuing operations	13,596	12,669	(927)

The “Acquisition Adjustments” column reflects the following adjustments (in thousands):

	December 2004	March 2005

Eliminate maintenance expense which qualifies for capital expenditure treatment in accordance with GWI’s policies.	$2,388	$541

Additional depreciation expense related to the property and equipment revaluation over average lives at straight line in accordance with GWI’s policies.	$2,144	$513

Additional interest expense, at an assumed blended rate of 4.242%, on $243,000 of new bank and private placement debt (interest expense of $10,308 and $2,664, less amounts already presented). A change in the variable interest rate of 1/8% would result in a change in interest expense of $180,000 on an annual basis.	$6,289	$1,662

Income tax effect on Rail Partners and above adjustments at the approximate statutory rate of 39.0% for 2004 and the approximate statutory rate of 39.0% less impact of track maintenance credit for the quarter ended March 31, 2005 for an effective rate of 30.0%.	$2,394	$1,762